Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 12, 2008, with respect to the consolidated financial statements (which expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” and SEC Staff Accounting Bulletin No. 109, “Restatement of SAB No. 105, Application of Accounting Principles to Loan Commitments.”) and regarding the effectiveness of internal control over financial reporting, included in the Annual Report of First Financial Holdings, Inc. on Form 10-K for the year ended September 30, 2008.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of First Financial Holdings, Inc. on Forms S-8 (File No. 333-57855, No. 333-67387, No. 333-60038, No. 333-119289, and No. 333-143011) and on Form S-3 (File No. 333-154722).

/s/ GRANT THORNTON LLP

Raleigh, North Carolina

December 12, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
First Financial Holdings, Inc. and Subsidiaries:

We consent to the incorporation by reference in the registration statements (Nos. 333-57855, 333-67387, 333-60038, 333-119289, 333-143011) on Form S-8 and the registration statement (No. 333-154722) on Form S-3 of First Financial Holdings, Inc. and subsidiaries of our report dated December 14, 2007, with respect to the consolidated statements of financial condition of First Financial Holdings, Inc. and subsidiaries as of September 30, 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended September 30, 2007, which appears in the September 30, 2008 annual report on Form 10-K of First Financial Holdings, Inc.

Our report refers to the fact that First Financial Holdings, Inc. adopted the provisions of Statement of Financial Accounting Standards No.123R, Share-Based Payment, effective October 1, 2005, Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140, effective October 1, 2006, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R), effective September 30, 2007.

/s/ KPMG LLP

Raleigh, North Carolina
December 14, 2007